UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, Trovagene, Inc.  (the “Company”) appointed Athena Countouriotis, M.D. as a director of the Company, effective immediately.  Dr. Countouriotis does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Dr. Countouriotis and any other person pursuant to which Dr. Countouriotis was selected as a director.  There are no transactions in which Dr. Countouriotis has an interest requiring disclosure under Item 404(a) of Regulation S-K.  In connection with her appointment, Dr. Countouriotis received an option to purchase 38,106 shares of the Company’s common stock exercisable at $0.72 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on September 13, 2016.  The options vest over three (3) years in 3 annual installments beginning on the one year anniversary of the date of issuance.

A copy of the press release announcing the appointment of Dr. Countouriotis is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1            Press Release of Trovagene, Inc. dated September 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2017

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
President and Chief Executive Officer